Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

In connection with the foregoing Registration Statement on Form S-8 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report dated February 21, 2003 except for Note 11 as to which date is March 7, 2003, relating to the consolidated financial statements of VCG Holding Corp. as of December 31, 2002 and for the year then ended which appears in the annual report on Form 10-KSB.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.

August 6, 2003